UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

WILMINGTON TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-14659	51-0328154
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, Delaware	19890
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 651-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 21, 2010, in order to satisfy the requirements of the New York Stock Exchange’s listing standards to distribute as nearly evenly as possible the number of directors in each of our three classes, Carolyn S. Burger and Rex L. Mears resigned from the Board of Directors (the “Board”) of Wilmington Trust Corporation (the “Corporation”) as members of the Class of 2011. Immediately thereafter, Ms. Burger was elected by the Board to fill a vacancy in the Class of 2012 and Mr. Mears was elected by the Board to fill the vacancy in the Class of 2013.

Ms. Burger will continue to serve on the Corporation’s Audit and Risk Management Committees and will also serve on the Corporation’s Compensation Committee. Mr. Mears will continue to serve on the Corporation’s Nominating and Corporate Governance and Risk Management Committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILMINGTON TRUST CORPORATION

Date: October 21, 2010

By: /s/ Donald E. Foley
Name: Donald E. Foley
Title: Chief Executive Officer
(Authorized officer)